EXHIBIT 10.3

                                 NORTH FORK BANK
                                 PROMISSORY NOTE

BORROWER: INTERBORO INSTITUTE INC.

PRINCIPAL: $1,000,000.00                              DATE: AUGUST 4, 2003

PROMISE TO PAY: The undersigned, jointly and severally if more than one signer, does hereby promise to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 275 Broad Hollow Rd., Melville, New York 11747, or at any of its branches, the sum of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS, plus interest thereon, from the date hereof in the manner set forth below RATE AND
PAYMENT: The unpaid principal amount hereunder shall bear interest at the rate of 6.00% per annum. This interest rate is referred to as the "Rate".

REPAYMENT SHALL BE AS FOLLOWS:

Monthly payments of principal and interest each in the amount of $30,461.71 commencing October 1, 2003 and on the FIRST day of each month until SEPTEMBER 1, 2006, when all unpaid principal and interest is due in full.

A payment of interest only on the unpaid principal balance from the date hereof shall be due on SEPTEMBER 1, 2003.

All payments shall be made by automatic debit from an account maintained at the Bank in which Borrower shall maintain balances sufficient to pay the monthly payments. Account # .

Payments shall be applied first to interest on unpaid principal balances to the date payment is received by the Bank and then to reduction of principal. If the Rate is based on the Bank's announced Prime Rate, the Rate shall change when the Prime Rate changes and nothing herein shall prevent the Bank from loaning money at less than Prime on such terms and conditions as it deems advisable. Interest shall be calculated on a 360-day year and actual number of days elapsed.

PREPAYMENT: Prepayment in whole or in part may be made at any time without penalty in multiples of $N/A. All prepayments shall be applied to payments due in inverse order of maturity and shall not defer the payment schedule.

DEFAULT INTEREST RATE: The unpaid principal sum under this Note shall bear interest at a rate equal to five (5%) per centum above the Rate set forth above on and after the occurrence of any event of default and until the entire principal sum hereof has been fully paid, both before and after the entry of any

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judgment, but in no event shall the rate either before or after the occurrence of an event of default exceed the highest rate of interest, if any, permitted under applicable New York or Federal Law.

RIGHT OF OFFSET: If any payment is not made on time, or if the entire balance becomes due and payable is not paid, all or part of the amount due may be offset out of any account or other property which the undersigned has at the Bank or any affiliate of the Bank without prior notice or demand. This provision is in addition to and not in limitation of any right of common law or by statute.

LATE CHARGES: Undersigned will pay a charge of 4% of the amount of any payment which is not made within 10 days of when due, or, if applicable, which cannot be debited from its account due to insufficient balance on the due date.

SECURITY:  This Note is secured by:
(1) A security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the undersigned, or in which the undersigned shall have an interest;

(2) All assets of the Borrower as further described in North Fork Bank Security Agreement of even date.

(3) All assets of the Corporate Guarantor as further described in North Fork Bank Security Agreement of even date.

(4) Stock certificate #3, dated August 17, 2001 for 100 shares of Interboro Institute Inc. registered in the name of EVCI Career Colleges as per North Fork Bank Pledge Agreement of even date.

FINANCIAL STATEMENTS: Borrower and Corporate Guarantor shall furnish to the Bank the following: a) As soon as available, but in no event later than 120 days after the end of each fiscal year, with annual audited financial statements, including balance sheets as of the last day of the fiscal year, statements of income and retained earnings and statements of cash flows for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied for the period and prior periods by an independent certified public accountant satisfactory to the Bank as well as annual 10-k report. b) As soon as available, on a quarterly basis, with quarterly financial statements as well as 10-Q reports.

FINANCIAL COVENANTS: The Borrower and or Guarantor (the "Parties") hereby agree that as long as the commitment remains in effect, the promissory note together with accrued interest thereon remains unpaid, and any other amounts, including but not limited to late charges and fees, are due and owing to the Bank, the Parties shall maintain at all times, the following financial covenants measured in accordance with generally accepted accounting principles ("GAAP") consistently applied:

Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.25:1.00 for the term of the Loan, defined as earnings before interest expense, taxes, depreciation and amortization divided by total of interest expense and current maturities of long term debt.

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DEFAULT: The Bank may declare the entire unpaid balance of this Note due and payable on the happening of any of the following events:

     (a) Failure to pay any amount required by this Note when due, or any other obligation owed to the Bank by undersigned or any Guarantor, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date.

     (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, any Guaranty or any other document or instrument given to the Bank in connection with this loan;

     (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of a judgment execution, garnishment, or levy against, or the appointment of a representative of any kind for the commencement of any proceeding for relief from indebtedness by or against the undersigned or any Guarantor;

     (d) The happening of any event which, in the judgment of the Bank, adversely affects the undersigned's or any Guarantor's ability to repay or the value of any collateral;

     (e) If any written representation or statement made to the Bank by the undersigned or any Guarantor is untrue;

     (f) If any written representation, covenant or warranty made to the Bank by the undersigned or any Guarantor is breached;

     (g) The occurrence of a default under any Guaranty, or any other document or instrument given to the Bank in connection with this loan;

     (h) Death or inability to manage the affairs of any individual borrower or guarantor; dissolution or a change in composition of a partnership borrower; dissolution, merger, or consolidation of a corporate borrower;

     (i) Failure to provide any financial information on request or permit an examination of books and records.

     (j) Other:

Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above, and, if this is a demand note, the Bank may declare the balance of the Note due at any time.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank, the undersigned agrees to pay the Bank's reasonable attorneys fee (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall be binding unless in writing and on such written waiver shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The undersigned waives trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note.

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This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of law rules. The undersigned irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. The Bank may accept partial payments marked "in full" without waiving any of its rights hereunder. Any payments made after maturity or acceleration will not reinstate the Note.

OTHER PROVISIONS:
The provisions of the compensating balance and deficiency fee agreement of even date is hereby incorporated by reference.

IN WITNESS WHEREOF, the undersigned has signed this Note on the 4TH day of AUGUST, 2003.


                                    Borrower:  INTERBORO INSTITUTE INC.



                                    By:  /s/ STEPHEN H. ADOLPHUS
                                         -------------------------------------
                                         STEPHEN H. ADOLPHUS, PRESIDENT


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